Exhibit 10.1

Execution Version

EQUITY RESTRUCTURING AGREEMENT

BY AND AMONG

AMERICAN MIDSTREAM PARTNERS, LP,

AMERICAN MIDSTREAM GP, LLC

AND

HIGH POINT INFRASTRUCTURE PARTNERS, LLC

DATED AS OF AUGUST 9, 2013

HN\1021995.13

EQUITY RESTRUCTURING AGREEMENT
This EQUITY RESTRUCTURING AGREEMENT (this “Agreement”) dated as of August 9, 2013 (the “Closing Date”), is entered into by and among American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), American Midstream GP, LLC, a Delaware limited liability company (the “General Partner”), and High Point Infrastructure Partners, LLC, a Delaware limited liability company (“HPIP”).
RECITALS
A.The General Partner is the sole general partner of the Partnership and holds all of the limited partner interests in the Partnership defined as “Incentive Distribution Rights” (the “Former IDRs”) in the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 15, 2013 (as amended prior to the Closing Date, the “Third A/R Partnership Agreement”).
B.HPIP holds all of the limited partner interests in the Partnership defined as “Subordinated Units” (the “Subordinated Units”) in the Third A/R Partnership Agreement, of which 4,526,066 Subordinated Units are issued and outstanding.
C.The Partnership, the General Partner and HPIP have agreed to the combination and restructuring of all of the Former IDRs and Subordinated Units as limited partner interests to be called “Incentive Distribution Rights” (“IDRs”).
D.Concurrently with the execution of this Agreement, the General Partner will amend and restate the Third A/R Partnership Agreement to reflect the combination and restructuring of the Former IDRs and the Subordinated Units as the IDRs (such amended and restated agreement, which may include certain other changes approved by the General Partner, being referred to as the “Fourth A/R Partnership Agreement”).
E.Concurrently with the execution of this Agreement, the Partnership will issue to the General Partner warrants to purchase up to 300,000 common units representing limited partner interests in the Partnership (“Common Units”) at an exercise price of $0.01 per warrant, substantially in the form attached hereto as Exhibit A (the “Warrants”), pursuant to the requirements of that certain Purchase Agreement (the “Purchase Agreement”), dated as of April 15, 2013, by and between HPIP and AIM Midstream Holdings, LLC (“AIM Holdings”).
NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the parties undertake and agree as follows:

HN\1021995.13

Article I
DEFINITIONS
“Agreement” has the meaning given such term in the Preamble.
2    “AIM Holdings” has the meaning given such term in the Recitals.
3    “Cash Contribution” has the meaning given such term in Section 2.4 hereof.
4    “Closing Date” has the meaning given such term in the Preamble.
5    “Common Units” has the meaning given such term in the Recitals.
6    “Creditors’ Rights” has the meaning given such term in Section 3.1(b) hereof.
7    “Former IDRs” has the meaning given such term in the Recitals.
8    “Fourth A/R Partnership Agreement” has the meaning given such term in the Recitals. The Fourth A/R Partnership Agreement shall be in substantially the form attached hereto as Exhibit B.
9    “General Partner” has the meaning given such term in the Preamble.
10    “General Partner Interest” has the meaning given such term in the Third A/R Partnership Agreement and the Fourth A/R Partnership Agreement.
11    “HPIP” has the meaning given such term in the Preamble.
12    “IDRs” has the meaning given such term in the Recitals.
13    “Purchase Agreement” has the meaning given such term in the Recitals.
14    “Series A Preferred Units” has the meaning given such term in the Third A/R Partnership Agreement and the Fourth A/R Partnership Agreement.
15    “Subordinated Units” has the meaning given such term in the Recitals.
16    “Third A/R Partnership Agreement” has the meaning given such term in the Recitals.
17    “Warrants” has the meaning given such term in the Recitals.
ARTICLE II
THE TRANSACTIONS

HN\1021995.13

Section 2.1    Combination and Restructuring of Former IDRs and Subordinated Units as the IDRs. The parties hereby agree to combine and restructure the Former IDRs and the Subordinated Units held by the General Partner and HPIP, respectively, as the IDRs with the terms described in the Fourth A/R Partnership Agreement. Such combination and restructuring shall be deemed to have occurred immediately upon execution of the Fourth A/R Partnership Agreement, and, following such combination and restructuring, the IDRs shall be allocated 85.02% to HPIP and 14.98% to the General Partner in accordance with each party’s respective contribution to such combination and restructuring as specified on Schedule I hereto.
Section 2.2    Amendment and Restatement of Partnership Agreement. Concurrently with the execution of this Agreement, the General Partner shall execute, deliver and adopt the Fourth A/R Partnership Agreement. Immediately upon execution of the Fourth A/R Partnership Agreement, the Former IDRs and the Subordinated Units shall be combined into and restructured as the IDRs, and the Former IDRs and the Subordinated Units shall cease to exist.
Section 2.3    Consent of HPIP. HPIP, as holder of all of the Subordinated Units and all of the outstanding Series A Preferred Units, to the extent required by Sections 5.12(b) and 7.3 of the Third A/R Partnership Agreement (and, if applicable, Section 7.11 of the Third A/R Partnership Agreement), hereby consents to the amendments effected by the Fourth A/R Partnership Agreement and the transactions contemplated by this Agreement and hereby waives any rights it may have under Section 5.12(b)(viii) of the Third A/R Partnership Agreement resulting from the issuance of the Warrants.
Section 2.4    Acknowledgement of Cash Contribution and Use of Proceeds. Each of the parties hereto acknowledges that a combination and restructuring of the Former IDRs and the Subordinated Units as the IDRs shall have occurred prior to October 15, 2013, and therefore, pursuant to Section 2.4(b) of the Purchase Agreement, $12,500,000 currently held in escrow pursuant to the terms of that certain Escrow Agreement, dated as of April 15, 2013, by and among HPIP, AIM Holdings and Deutsche Bank Trust Company Americas, as escrow agent, shall be released to the Partnership (the “Cash Contribution”). Each of the parties hereto agrees that all of the proceeds of the Cash Contribution shall be applied by the Partnership to repay its existing outstanding indebtedness.
Section 2.5    Further Assurances. Each of the parties hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.
ARTICLE III
REPRESENTATIONS AND WARRANTIES

HN\1021995.13

Section 3.1    Partnership. The Partnership represents and warrants to the other parties as follows:
(a)    the Partnership is a limited partnership duly formed and validly existing and in good standing under the laws of the State of Delaware and has the limited partnership power and authority to execute and deliver this Agreement and the Warrants and, subject to the terms and conditions hereof and thereof, to carry out the respective terms of each;
(b)    the Partnership has taken all action as may be necessary to authorize the execution and delivery of this Agreement and the Warrants, the consummation of the transactions contemplated hereby and the performance of its obligations under the Agreement and the Warrants, subject to the terms and conditions hereof and thereof, and has obtained “Special Approval,” as defined in the Third A/R Partnership Agreement, for such actions. This Agreement and the Warrants constitute legal, valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to legal principles of general applicability governing the availability of equitable remedies, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, “Creditors’ Rights”);
(c)    none of the execution and delivery of this Agreement or the Warrants, the performance of the Partnership’s obligations hereunder or thereunder nor the consummation of the transactions contemplated hereby will violate or contravene any applicable law or regulation or the Third A/R Partnership Agreement or any of the Partnership’s material agreements;
(d)    on the Closing Date, the IDRs and the Common Units issuable upon exercise of the Warrants, and in each case the limited partner interests represented thereby, will have been duly and validly authorized and will be duly and validly issued and fully paid (to the extent required under the Fourth A/R Partnership Agreement) and non-assessable; and
(e)    on the Closing Date and prior to the issuance of the IDRs and the Warrants, the issued and outstanding limited partner interests of the Partnership consist of the General Partner Interest, the Former IDRs, 4,526,066 Subordinated Units, 4,676,172 Common Units and 5,142,857 Series A Preferred Units. Except as contemplated by this Agreement or as are contained in the Fourth A/R Partnership Agreement, there are no outstanding or authorized options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating the Partnership or any of its subsidiaries to issue, transfer or sell any equity interests in the Partnership or any of its subsidiaries or securities convertible into or exchangeable for such equity interests.

HN\1021995.13

Section 3.2    General Partner. The General Partner, represents and warrants to the other parties as follows:
(a)    the General Partner is a limited liability company duly formed and in good standing under the laws of the State of Delaware and has the power and authority to execute and deliver this Agreement and, subject to the terms and conditions hereof, to carry out its terms;
(b)    this Agreement constitutes a legal, valid and binding obligation of the General Partner, enforceable against it in accordance with its terms, subject to Creditors’ Rights;
(c)    none of the execution and delivery hereof, the performance of the General Partner’s obligations hereunder nor the consummation of the transactions contemplated hereby will violate or contravene any applicable law or regulation, the organizational documents of the General Partner or any of its material agreements; and
(d)    the General Partner is the beneficial and record holder of the Former IDRs, and the General Partner has good and valid title to the Former IDRs, free and clear of all liens, encumbrances or other claims; there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, repurchase or transfer by the General Partner of the Former IDRs, except as set forth in the Third A/R Partnership Agreement.
Section 3.3    HPIP. HPIP represents and warrants to the other parties as follows:
(a)    HPIP is a limited liability company duly formed and in good standing under the laws of the State of Delaware and has the power and authority to execute and deliver this Agreement and, subject to the terms and conditions hereof, to carry out its terms;
(b)    this Agreement constitutes a legal, valid and binding obligation of HPIP, enforceable against it in accordance with its terms, subject to Creditors’ Rights;
(c)    none of the execution and delivery hereof, the performance of HPIP’s obligations hereunder nor the consummation of the transactions contemplated hereby to which HPIP is a party will violate or contravene any applicable law or regulation, the organizational documents of HPIP or any of its material agreements; and
(d)    HPIP is the beneficial and record holder of the Subordinated Units and the Series A Preferred Units, and HPIP has good and valid title to the Subordinated Units and the Series A Preferred Units, free and clear of all liens, encumbrances or other claims; there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, repurchase or transfer by HPIP of the Subordinated Units or Series A Preferred Units, except as set forth in the Third A/R Partnership Agreement.

HN\1021995.13

ARTICLE IV
CONDITIONS
Section 4.1    Conditions to Obligations of Each Party. Notwithstanding any other provision of this Agreement, the respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment of the condition that:
(e)    no order shall have been entered and remained in effect in any action or proceeding before any federal, foreign, state or provincial court or governmental agency or other federal, foreign, state or provincial regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated herein; and
(f)    the respective agreements and covenants of the other parties to be complied with or performed pursuant to the terms hereof shall have been duly complied with or performed.
ARTICLE V
MISCELLANEOUS
Section 5.1    Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
Section 5.2    Facsimiles; Counterparts. This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.
Section 5.3    Amendments. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.
Section 5.4    Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
Section 5.5    Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns. This Agreement shall not be assignable by

HN\1021995.13

any party hereto, except with the prior written consent of the other parties hereto. Any attempted assignment or transfer in violation of this Agreement shall be null, void and ineffective.
Section 5.6    Benefits of Agreement Restricted to Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party or any of their affiliates. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against any other party.
Section 5.7    Severability. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any of the parties hereto, be deemed severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.
Section 5.8    Titles. The article, section and paragraph titles in this Agreement are only for purposes of convenience and do not form a part of this Agreement and will not be taken to qualify, explain, or affect any provision thereof.
Section 5.9    Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable overnight delivery service or other courier or by certified mail, postage prepaid, return receipt requested, and shall be deemed to have been duly given (a) as of the date of delivery if delivered personally or by overnight delivery service or other courier or (b) on the date receipt is acknowledged if delivered by certified mail, addressed as follows; provided that a notice of a change of address shall be effective only upon receipt thereof:
If to the Partnership or the General Partner to:
American Midstream GP, LLC
1614 15th Street, Suite 300
Denver, CO 80202
Attention: General Counsel
With a copy to:
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, TX 77002

HN\1021995.13

Attention: G. Michael O’Leary
E-mail: moleary@andrewskurth.com
If to HPIP to:
High Point Infrastructure Partners, LLC
c/o ArcLight Capital Partners, LLC
200 Clarendon Street, 55th Floor
Boston, MA 02117
Attention: Jake Erhard and Lucius Taylor
With a copy to:
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002
Attention: Sean T. Wheeler
E-mail: sean.wheeler@lw.com
Section 5.10    Entire Agreement. This Agreement, the Warrant and the Fourth A/R Partnership Agreement constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, among the parties or between any of them with respect to such subject matter.
[Signature Page Follows]

HN\1021995.13

IN WITNESS WHEREOF, this Agreement has been executed on behalf of each of the parties hereto effective as of the day and year first above written.
AMERICAN MIDSTREAM PARTNERS, LP

By:	American Midstream GP, LLC, its general partner

By:	/s/ Stephen W. Bergstrom

Name:	Stephen W. Bergstrom

Title:	President and Chief Executive Officer

AMERICAN MIDSTREAM GP, LLC

By:	/s/ Stephen W. Bergstrom

Name:	Stephen W. Bergstrom

Title:	President and Chief Executive Officer

HIGH POINT INFRASTRUCTURE PARTNERS, LLC

Signature Page to Equity Restructuring Agreement
HN\1021995.13

By:	/s/ Daniel R. Revers

Name:	Daniel R. Revers

Title:	President

Exhibit A
HN\1021995.13

SCHEDULE I
ALLOCATION METHODOLOGY

HPIP Purchase Price for Subordinated Units and Interest in General Partner	$50,000,000
HPIP Capital Account in General Partner	$(9,357,231)
Implied Value of Subordinated Units	$40,642,769

HPIP Value in General Partner	$9,357,231
AIM Value in General Partner	$1,039,692
Total Value in General Partner	$10,396,923

Common Units owned by General Partner	185,000
Price per Common Unit	$17.50
Value of Common Units owned by General Partner	$3,237,500

Total Value in General Partner	$10,396,923
Value of Common Units owned by General Partner	$(3,237,500)
Implied Value of Former IDRs	$7,159,423

Implied Value of Former IDRs	$7,159,423
Implied Value of Subordinated Units	$40,642,769
Total Contribution	$47,802,192

Contribution % of Former IDRs	14.98%
Contribution % of Subordinated Units	85.02%

Schedule I
HN\1021995.13

EXHIBIT A
FORM OF WARRANT
(see attached)

Exhibit A
HN\1021995.13

EXHIBIT B
FOURTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
AMERICAN MIDSTREAM PARTNERS, LP
(see attached)

Exhibit B
HN\1021995.13